SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
SECURITIES AND EXCHANGE ACT OF 1934

December 12, 2002
Date of Report (Date of earliest event reported)

PAN PACIFIC RETAIL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13243	33-0752457
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1631-B South Melrose Dr., Vista, CA (Address of principal executive offices)		92083 (Zip Code)

(760) 727-1002
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

On December 12, 2002, Pan Pacific Retail Properties, Inc. executed a terms agreement, which included the provisions of an underwriting agreement, for the issuance and sale of a $100,000,000 aggregate principal amount of its 6.125% Notes due 2013 as set forth in a Prospectus Supplement dated December 12, 2002 and the accompanying Prospectus dated October 5, 1998. For additional information concerning these securities, refer to the exhibits contained in this Current Report on Form 8-K.

Item 7(c).     Exhibits.

(a)    Not applicable.

(b)    Not applicable.

(c)    Exhibits.

Exhibit Number	Exhibit Description
1.1
Terms Agreement and Underwriting Agreement dated December 12, 2002, by and among Pan Pacific Retail Properties, Inc. and Banc of America Securities LLC, as representative of the several underwriters set forth on Schedule A thereto.

4.1	Form of 6.125% Note due 2013.
4.2	Form of Indenture relating to the Note (incorporated by reference from Exhibit 4.2 of Pan Pacific Retail Properties, Inc.’s Current Report on Form 8-K filed on April 10, 2001).
4.3	Minutes of a meeting of the Pricing Committee held on December 12, 2002 designating the terms of the 6.125 % Notes due 2013.
23.1	Consent of KPMG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pan Pacific Retail Properties, Inc.

Date: December 16, 2002	By:	/s/ JOSEPH B. TYSON
Name: Joseph B. Tyson Title: Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1
Terms Agreement and Underwriting Agreement dated December 12, 2002, by and among Pan Pacific Retail Properties, Inc. and Banc of America Securities LLC, as representative of the several underwriters set forth on Schedule A thereto.

4.1	Form of 6.125% Note due 2013.
4.2	Form of Indenture relating to the Note (Incorporated by reference from Exhibit 4.2 of Pan Pacific Retail Properties, Inc.’s Current Report on Form 8-K filed on April 10, 2001).
4.3	Minutes of a meeting of the Pricing Committee held on December 12, 2002 designating the terms of the 6.125 % Notes due 2013.
23.1	Consent of KPMG.